Filed pursuant to Rule 433
Registration Statement No. 333-128023
June 22, 2006
Brady Corporation
FINAL TERM SHEET
In the event of an inconsistency between this Term Sheet and the preliminary prospectus supplement dated June 5, 2006, you should rely on the information in this Term Sheet.

Issuer:	Brady Corporation

Common Stock Symbol:	BRC

Title of Securities:	Class A Nonvoting Common Stock

Number of Shares Offered:	4,000,000

Price to Public:	$36.00

Class A Nonvoting Common Stock outstanding after the Offering*:	49,462,077

Over-allotment Option:	600,000

Underwriters:	Robert W. Baird & Co.
Credit Suisse
Wachovia Securities
BMO Capital Markets
*Based on the number of shares of Class A Nonvoting Common Stock outstanding as of April 30, 2006.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect (414) 358-6600.